Exhibit 99.d.1.i

AMENDMENT #9 TO SCHEDULE A

PORTFOLIOS OF UBS RELATIONSHIP FUNDS

UBS Global Securities Relationship Fund

UBS Global Bond Relationship Fund

UBS U.S. Equity Relationship Fund

UBS U.S. Large Cap Equity Relationship Fund

UBS U.S. Intermediate Cap Equity Relationship Fund

UBS. U.S. Value Equity Relationship Fund

UBS U.S. Small Cap Equity Relationship Fund

UBS International Equity Relationship Fund

UBS Emerging Markets Equity Relationship Fund

UBS U.S. Core Plus Relationship Fund

UBS U.S. Bond Relationship Fund

UBS Short Duration Relationship Fund

UBS Enhanced Yield Relationship Fund

UBS U.S. Treasure Inflation Protected Securities Relationship Fund

UBS Short-Term Relationship Fund

UBS U.S. Cash Management Prime Relationship Fund

UBS Emerging Markets Debt Relationship Fund

This Amendment has been agreed to as of this 8th day of April, 2002 by the undersigned.

UBS RELATIONSHIP FUNDS

By:	/s/ Brian M. Storms
Brian M. Storms
Title:	President

UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.

By:	/s/ Benjamin F. Lenhardt, Jr.
Benjamin F. Lenhardt, Jr.
Title:	President and CEO

UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.

By:	/s/ Mark F. Kemper
Mark F. Kemper
Title:	Secretary